UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2008

WORKSTREAM INC.

 (Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

495 MARCH ROAD, SUITE 300, OTTAWA, ONTARIO, CANADA K2K-3G1

(Address of Principal Executive Offices) (Zip Code)

(613) 270 0619

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Item 5.02(d):

(d)
On January 1, 2008, the Board of Directors of Workstream Inc. appointed Jeffrey Pfeffer to the Board of Directors to fill the vacancy resulting from John Oltman’s decision not to stand for reelection to the Board of Directors at the 2007 Annual and Special Meeting of Shareholders. The Board of Directors has not yet determined the committees on which Mr. Pfeffer will sit but will do so at its next scheduled meeting.

Mr. Pfeffer is the Thomas D. Dee II Professor of Organizational Behavior at the Graduate School of Business, Stanford University where he has taught since 1979. He currently teaches an MBA elective course, “The Paths to Power” as well as teaching in numerous Stanford executive programs.

Mr. Pfeffer currently serves on the board of directors of Audible Magic and SonoSite (SONO) as well as The San Francisco Playhouse. In the past, he has served on the boards of directors of the human capital software companies Resumix and Unicru.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: January 4, 2008	By:	/s/ Deepak Gupta
Name: Deepak Gupta Title: Chief Executive Officer